SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                January 10, 1997


                           Hollywood Productions, Inc.
             (Exact name of registrant as specified in its charter)


                  Delaware                     0-28690        13-3704059
                  State of              Commission File     IRS Employer
                  Incorporation         Number.            Identification No.


                         14 West 60th Street, Suite 402
                            New York, New York 10022
                     Address of principal executive offices

        Registrant's telephone number, including area code (212) 688-9223

                             One World Trade Center
                            New York, New York 10048
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

     As of January 10, 1997, Robert Melillo, resigned as Chief Executive Officer and a director of Hollywood Productions, Inc. (the ACompany@). Mr. Melillo shall remain with the Company as a consultant on a month to month basis at a fee of $30,000 per annum. Mr. Melillo was replace by Harold Rashbaum as the president.

                  In addition, the Company hired Robert DiMilia as vice-president and secretary of the Company. For over the past 10 years Mr. DiMilia has been an officer and consultant of various companies in the business of developing, producing and marketing films. Mr. DiMilia supervised the production of the film "Dirty Laundry" on behalf of the Company.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

     (a) Financial Statements of business being acquired. Not applicable.

              Pro Forma Financial Information. Not applicable.

   Exhibits. Notapplicable.


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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized on the ____ day of January, 1997.



                                         Hollywood Productions, Inc.



                                    By:
                                            Harold Rashbaum, President



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